AZZ Inc. Issues Fiscal Year 2021 Guidance;
Revenue of $970 Million – $1.06 Billion and Earnings
per Share of $2.65 – $3.15

January 27, 2020 - FORT WORTH, TX - AZZ Inc. (NYSE: AZZ), a global provider of metal coating services, welding solutions, specialty electrical equipment and highly engineered services, today announced revenue and earnings guidance for fiscal year 2021. Fiscal year 2021 refers to the 12-month period beginning March 1, 2020 and ending on February 28, 2021.
Tom Ferguson, president and chief executive officer of AZZ, said, “Based upon the evaluation of information currently available to management, we are projecting our fiscal 2021 earnings to be within the range of $2.65 and $3.15 per diluted share, and estimate revenue to be within the range of $970 million to $1.06 billion. Our fiscal year 2021 guidance reflects our best estimates given current market conditions, current backlog expectations, and does not include any potential acquisitions or divestitures.”

Mr. Ferguson concluded, “We expect fiscal year 2021 earnings to continue to grow but revenue to be somewhat challenged due to our lower anticipated backlog for China as we enter fiscal 2021.”

“As we continue into fiscal 2021,” continued Mr. Ferguson, “our focus will be on growing our core Metal Coatings business, our electrical enclosure and switchgear businesses, and international welding solutions within our Energy segment. We are actively taking the necessary actions to concentrate our resources on expanding our core businesses, driving overall growth and enhancing shareholder value. We are excited with the opportunities ahead.”

About AZZ Inc.

AZZ Inc. is a global provider of metal coating solutions, welding solutions, specialty electrical equipment and highly engineered services to the power generation, transmission, distribution and industrial markets. AZZ Metal Coatings is a leading provider of metal finishing solutions for corrosion protection, including hot dip galvanizing to the North American steel fabrication industry. AZZ Energy is dedicated to delivering safe and reliable transmission of power from generation sources to end customers, and automated weld overlay solutions for corrosion and erosion mitigation to critical infrastructure in the energy markets worldwide.

Safe Harbor Statement

Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-

looking statements by terminology such as, “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. This release may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand and response to products and services offered by AZZ, including demand by the power generation markets, electrical transmission and distribution markets, the industrial markets, and the metal coatings markets; prices and raw material cost, including zinc and natural gas which are used in the hot dip galvanizing process; changes in the political stability and economic conditions of the various markets that AZZ serves, foreign and domestic, customer requested delays of shipments, acquisition opportunities, currency exchange rates, adequacy of financing, and availability of experienced management and employees to implement AZZ’s growth strategy. AZZ has provided additional information regarding risks associated with the business in AZZ’s Annual Report on Form 10-K for the fiscal year ended February 28, 2019 and other filings with the SEC, available for viewing on AZZ’s website at www.azz.com and on the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:	Paul Fehlman, Senior Vice President - Finance and CFO
AZZ Inc. 817-810-0095
Internet: www.azz.com

Lytham Partners 602-889-9700
Joe Dorame, Robert Blum or Joe Diaz
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